UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 29, 2017

TRAVELCENTERS OF AMERICA LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33274	20-5701514
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24601 Center Ridge Road Westlake, Ohio	44145
(Address of principal executive offices)	(Zip Code)

440-808-9100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the terms “the Company,” “we,” “us” and “our” refer to TravelCenters of America LLC and certain of its subsidiaries, unless otherwise noted.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 29, 2017, Thomas M. O’Brien announced his decision to resign as our President and Chief Executive Officer and as one of our Managing Directors effective December 31, 2017.

On November 29, 2017, our Board of Directors appointed Andrew J. Rebholz, age 52, to the position of Chief Executive Officer of the Company effective January 1, 2018.  Mr. Rebholz has served as our Executive Vice President, Chief Financial Officer and Treasurer since 2007, a position he will continue to hold through December 31, 2017.  Mr. Rebholz has served in various capacities with the Company and its predecessors since 1997.

On November 29, 2017, our Board appointed Barry A. Richards, age 65, to the position of President and Chief Operating Officer of the Company effective January 1, 2018.  Mr. Richards has served as an Executive Vice President of the Company since 2010, a position he will continue to hold through December 31, 2017.  Mr. Richards has served in various capacities with the Company and its predecessors since 2001.

On November 29, 2017, our Board appointed William E. Myers, age 51, to the position of Executive Vice President, Chief Financial Officer and Treasurer of the Company effective January 1, 2018.  Mr. Myers has served as our Senior Vice President and Chief Accounting Officer since he joined the Company in October 2014, a position he will continue to hold through December 31, 2017. Previously, Mr. Myers served as vice president technical accounting and reporting of Eaton plc since 2010.

Each of Messrs. Rebholz, Richards and Myers has advised us that he has no arrangements or understandings with any other person(s) pursuant to which he was appointed to his respective new position.  Each of them has also advised us that he has no family relationships with any director, executive officer or any person nominated or chosen by us to become a director or executive officer of the Company.

On November 29, 2017, our Board of Directors elected Adam D. Portnoy, age 47, as a Managing Director in Group II of our Board effective January 1, 2018, to fill the vacancy that will be created upon Mr. O’Brien’s retirement.  Mr. Portnoy is and has been one of the Managing Directors of The RMR Group Inc. (“RMR Inc.”), the parent of our manager, The RMR Group LLC (“RMR LLC”), and RMR Inc.’s President and Chief Executive Officer since shortly after its formation in 2015. Mr. Portnoy is president and chief executive officer of RMR LLC and was a director of RMR LLC from 2006 until June 5, 2015, when RMR LLC became a majority owned subsidiary of RMR Inc. and RMR Inc. became RMR LLC’s managing member. Mr. Portnoy has also served as a trustee of Government Properties Income Trust since 2009, Hospitality Properties Trust (“HPT”) since 2007, RMR Real Estate Income Fund, including its predecessor funds since 2009, Select Income REIT since 2011, Senior Housing Properties Trust since 2007 and Tremont Mortgage Trust since 2017. Mr. Portnoy has been a director of RMR Advisors LLC since 2007 and served as its president from 2007 to September 2017 and its chief executive officer from 2015 to September 2017. Mr. Portnoy has been a director, the president and chief executive officer of Tremont Realty Advisors LLC since March 2016. Mr. Portnoy is an owner, trustee and officer of ABP Trust, the controlling shareholder of RMR Inc. Mr. Portnoy is an owner and has been a director of Sonesta International Hotels Corporation since 2012. Mr. Portnoy served as president of RMR Real Estate Income Fund from 2007 to 2015 and as president of Government Properties Income Trust from 2009 to 2011. Mr. Portnoy was a managing trustee of Equity Commonwealth from 2006 until 2014 and served as its president from 2011 to 2014. Prior to joining RMR LLC in 2003, Mr. Portnoy held various positions in the finance industry and public sector, including working as an investment banker at Donaldson, Lufkin & Jenrette and ABN AMRO and working in private equity at DLJ Merchant Banking Partners and at the International Finance Corporation (a member of The World Bank Group). In addition, Mr. Portnoy previously founded and served as CEO of a privately financed telecommunication company. Mr. Portnoy currently serves as the Honorary Consul General of the Republic of Bulgaria in Massachusetts, and previously served on the board of governors for the National Association of Real Estate Investment Trusts and the board of trustees of Occidental College.

Our Board is comprised of two Managing Directors and three Independent Directors.  Mr. Portnoy qualifies as a Managing Director in accordance with the Company’s Amended and Restated Limited Liability Company Agreement and Amended and Restated Bylaws. Mr. Portnoy has advised the Company that he has no arrangement or understanding with any other person pursuant to which he was selected as a director of the Company. Mr. Portnoy is not expected to be appointed to any committees of the Board.

For his service as a director, Mr. Portnoy will be entitled to the compensation we generally provide to our Managing Directors. A summary of our currently effective director compensation is filed as Exhibit 10.2 to our Current Report on Form 8-K dated May 22, 2017 and is incorporated herein by reference.

In connection with his appointment, we plan to enter into an indemnification agreement with Mr. Portnoy effective January 1, 2018, on substantially the same terms as the indemnification agreements we previously entered into with our other directors. We have previously filed a form of this indemnification agreement as Exhibit 10.22 to our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the U.S. Securities and Exchange Commission (“the SEC”) on March 16, 2012, which form is incorporated herein by reference.

In connection with Mr. O’Brien’s planned retirement, on November 29, 2017, we and RMR LLC entered into a retirement agreement with Mr. O’Brien.  Pursuant to his retirement agreement, filed herewith, Mr. O’Brien will continue to serve as our President and Chief Executive Officer and as one of our Managing Directors through December 31, 2017, and thereafter through June 30, 2018, as our employee in order to continue to assist in transitioning his duties and responsibilities to his successor.  Under Mr. O’Brien’s retirement agreement, (i) consistent with past practice, we will continue pay Mr. O’Brien his current annual base salary of $300,000 until June 30, 2018 and a cash bonus in respect of 2017 in the amount of $2,060,400 in December 2017 and (ii) we will make, in lieu of any share grants for his 2017 service, an additional cash payment in the amount of $475,000 to Mr. O’Brien on December 31, 2017.  Provided Mr. O’Brien signs and does not revoke a release of claims, and subject to the satisfaction of certain other conditions, after his retirement from the Company on June 30, 2018, we will make an additional cash payment to Mr. O’Brien in the amount of $1,505,200 and fully accelerate the vesting of any unvested common shares of the Company previously awarded to Mr. O’Brien. The retirement agreement does not entitle Mr. O’Brien to any additional share awards from the Company.

Pursuant to his retirement agreement, Mr. O’Brien granted to us or our nominee a first right of refusal in the event he determines to sell any of his shares of the Company, pursuant to which we may elect during a specified period to purchase those shares at the average closing price per share for the ten trading days preceding the date of his written notice to us of his intent to sell.  In the event that we decline to exercise our purchase right, RMR LLC may elect to purchase such shares at the price offered to the Company. Mr. O’Brien also agreed that, as long as he owns shares in the Company, he will vote those shares at shareholders’ meetings in favor of nominees for director and proposals recommended by our Board of Directors.

Mr. O’Brien’s retirement agreement contains other terms and conditions, including cooperation, confidentiality, non-solicitation, non-competition and other covenants, and a waiver and release.  Mr. O’Brien’s retirement agreement also contains certain terms relating to RMR LLC and other companies to which RMR LLC or its affiliate provides management services.

The foregoing description of Mr. O’Brien’s retirement agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Information Regarding Certain Relationships and Related Person Transactions

RMR LLC provides certain services we require to operate our business. We have a business management agreement with RMR LLC, which relates to various aspects of our business generally. One of our Managing Directors, Barry M. Portnoy, is a managing director and controlling shareholder (through ABP Trust) of RMR Inc. and an officer of RMR LLC. Adam D. Portnoy is a managing director, president and chief executive officer and controlling shareholder (through ABP Trust) of RMR Inc. and an officer of RMR LLC. Barry M. Portnoy and Adam D. Portnoy also own membership units of RMR LLC (through ABP Trust). Mr. O’Brien, Mr. Rebholz and Mark Young, our Executive Vice President and General Counsel, are officers and employees of RMR LLC. RMR LLC also provides management services to HPT and HPT’s executive officers are officers and employees of RMR LLC. Our Independent Directors also serve as independent directors or independent trustees of other public companies to which RMR LLC or its affiliates provide management services. Barry M. Portnoy serves as a director, managing director, trustee or managing trustee of those companies and Adam D. Portnoy serves as a director, trustee or managing trustee of a majority of those companies. In addition, officers of RMR LLC and RMR Inc. serve as our officers and officers of other companies to which RMR LLC or its affiliates provides management services.

HPT is our principal landlord and largest shareholder and as of September 30, 2017, owned 3,420,000 of our common shares, representing approximately 8.7% of our outstanding common shares. Barry M. Portnoy is a managing trustee of HPT and father of Adam D. Portnoy, who is also a managing trustee of HPT.  Barry M. Portnoy’s son-in-law, Ethan Bornstein, is an executive officer of HPT. Mr. O’Brien was an executive officer of HPT until 2007.

For further information about these and other such relationships and related person transactions, please see our Annual Report on Form 10-K for the year ended December 31, 2016 (our “Annual Report”), our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017 (our “Third Quarter 10-Q”), our definitive Proxy Statement for our 2017 Annual Meeting of Shareholders (our “Proxy Statement”), and our other filings with the SEC, including: (i) Notes 7, 11 and 12 to the Consolidated Financial Statements included in our Annual Report, the sections captioned “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Related Party Transactions” and “Warning Concerning Forward Looking Statements” of our Annual Report; (ii) Notes 7, 8 and 9 to the Consolidated Financial Statements included in our Third Quarter 10-Q, the sections captioned “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Related Party Transactions” and “Warning Concerning Forward Looking Statements” of our Third Quarter 10-Q; and (iii) the section captioned “Related Person Transactions” and the information regarding our Directors and executive officers in our Proxy Statement; each of the sections referenced in (i), (ii) and (iii) are incorporated into this Current Report on Form 8-K by reference. In addition, please see the section captioned “Risk Factors” of our Annual Report for a description of risks that may arise as a result of these and other related person transactions and relationships. Our filings with the SEC and copies of certain of our agreements with these related parties are publicly available as exhibits to our public filings with the SEC and accessible at the SEC’s website, www.sec.gov.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

10.1	Retirement Agreement, dated as of November 29, 2017, by and between Thomas M. O’Brien and TravelCenters of America LLC and The RMR Group LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELCENTERS OF AMERICA LLC

Date: December 1, 2017	By:	/s/ Andrew J. Rebholz
Andrew J. Rebholz
Executive Vice President, Chief Financial Officer and Treasurer